UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-K
CURRENT REPORT


Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 2005


                   QUALITY DINING, INC.
(Exact name of registrant as specified in its charter)

      Indiana              000-23420            35-1804902
  (State or other         (Commission         (IRS Employer
  jurisdiction of         File Number)     Identification No.)
   incorporation)

                 4220 Edison Lakes Parkway
                    Mishawaka, IN 46545
(Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:(574) 271-4600


                            N/A
(Former name or former address, if changed since last report)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   X Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 8.01  Other Events.

      Quality Dining, Inc. (the "Company") is filing this Form 8-K to report the press release by the Company announcing the completion of its merger with QDI Merger Corp., which will result in Quality Dining being a privately held company.
The merger became effective pursuant to the Articles of Merger and Agreement and Plan of Merger filed with the Secretary of State for the State of Indiana on April 13, 2005.

        For  additional  information  concerning  the  foregoing,
reference is made to the Company's press release issued on  April
13,   2005,   contained  in  Exhibit  99  attached  hereto,   and
incorporated by reference herein.


Item 9.01  Financial Statements and Exhibits

      (c)  Exhibits

       Exhibit No.     Description
       ----------      -------------------------------

       99               Press release dated April 13, 2005


SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 13, 2005


QUALITY DINING, INC.



By: /s/ John C. Firth
----------------------------------------------------
Name:John C. Firth
Title:Executive Vice President and General Counsel


EXHIBIT INDEX


       Exhibit No.     Description
       -----------     --------------------------------------

       99              Press release dated April 13, 2005








Exhibit No. 99

FOR IMMEDIATE RELEASE

Contact:  John C. Firth
Executive Vice President
and General Counsel (574) 243-6616

QUALITY DINING ANNOUNCES CLOSING OF GOING-PRIVATE TRANSACTION

Mishawaka, Indiana (April 13, 2005) - Quality Dining, Inc.
(Nasdaq/NM: QDIN) announced today the completion of its merger with QDI Merger Corp., which will result in Quality
Dining being a privately held company.

On April 12, 2005, at the special meeting of shareholders, approximately 77% of the issued and outstanding shares of Quality Dining common stock that were entitled to vote approved the transaction.

The merger will become effective pursuant to the Articles of Merger and Agreement and Plan of Merger filed with the Secretary of State for the State of Indiana today.
Following the effectiveness of the merger, Quality Dining will file today a certificate and notice of termination of registration of Quality Dining's common stock under the Securities Exchange Act of 1934, as amended. Further, as a result of the merger, Quality Dining has requested that its common stock be delisted from the Nasdaq National Market effective at the close of the market today.

The holders of shares of Quality Dining common stock at the effective time of the merger (other than treasury shares and shares owned by QDI Merger Corp.) have the right to receive $3.20 in cash, without interest, in exchange for each share of Quality Dining common stock that they own at the effective time of the merger. Each share of Quality Dining common stock held by QDI Merger Corp. and each share of Quality Dining common stock held in treasury have been cancelled. Each outstanding share of QDI Merger Corp. common stock has been converted into one new share of Quality Dining stock.

National City Bank has been appointed as the paying agent to handle the exchange of stock certificates in the merger for cash. National City Bank will mail shareholders a letter of transmittal and instructions explaining how to exchange their share certificates for cash.


Quality Dining owns the Grady's American Grill(R), Papa Vino's Italian Kitchen(TM) and Spageddies Italian Kitchen(TM) concepts and operates Burger King(R) restaurants and Chili's Grill & Bar(R) restaurants as a franchisee. As of April 13, 2005 the Company operates 123 Burger King restaurants, 39 Chili's Grill & Bar restaurants, six Papa Vino's Italian Kitchen(TM) restaurants, three Spageddies Italian Kitchen restaurants, two Grady's American Grill restaurants, and one Porterhouse Steaks and Seafood(TM) restaurant.



This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the Company's development plans and trends in the Company's operations and financial results. Forward-looking statements can be identified by the use of words such as "anticipates," "believes," "plans," "estimates," "expects," "intends," "may," and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that the Company will actually achieve the plans, intentions and expectations discussed in these forward-looking statements. Actual results may differ materially. Among the risks and uncertainties that could cause actual results to differ materially are the following: the availability and cost of capital to the Company; the ability of the Company to develop and operate its restaurants; the ability of the Company to sustain sales and margins in the increasingly competitive environment; the hiring, training and retention of skilled corporate and restaurant management and other restaurant personnel; the integration and assimilation of acquired concepts; the overall success of the Company's franchisors; the ability to obtain the necessary government approvals and third-party consents; changes in governmental regulations, including increases in the minimum wage; the results of pending litigation; and weather and other acts of God. The Company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise. Quality Dining is not responsible for changes made to this document by wire services or Internet services.